Exhibit 21.1
Solectron Corporation Subsidiaries

Entity	Place of Incorporation
ACN 080 683 003 Pty Limited	Australia

Blue Star Engineering Ltd.	England

C-MAC do Brasil Ltd.	Brazil

C-MAC Holdings Ltd.	British Virgin Islands

C-MAC Invotronics Inc.	Canada

C-MAC Kanata Inc.	Canada

C-MAC Microcircuits GmbH	Germany

C-MAC Wong’s Industries Holdings Ltd.	British Virgin Islands

Distribuidora Solectron Chile Limitada	Chile
(“Distribuidora Solectron Ltda”)

Marplace (Number 382) Limited	England

Morino Electroplating (S) Pte. Ltd.	Singapore

Navox Corporation	USA; Delaware

PT Solectron Technology Indonesia	Indonesia

Revhold Ltd.	England

Service Source Europe Limited	England

Shinei Electronic Technology (Shanghai) Co., Ltd.	China

Shinei International Pte. Ltd.	Singapore

SLR Europe Holdings C.V.	Netherlands

SMIS R&D Inc.	Canada

Solectron Argentina Distribution S.R.L.	Argentina

Solectron Australia Pty Limited	Australia

Solectron (Beijing) Electronic Equipment Repair Services Co., Ltd.	China

Solectron Belgium NV	Belgium

Solectron Brasil Ltda.	Brazil

Solectron Canada Holdings, Inc.	Canada

Solectron Canada ULC	Nova Scotia

Solectron Cayman Ltd.	Cayman Islands

Solectron Corporation Subsidiaries

Entity	Place of Incorporation
Solectron Centum Electronics Limited	India; Karnataka

Solectron da Amazonia Ltda.	Brazil

Solectron Electronic Technology (Shanghai) Co., Ltd.	China

Solectron Elektronik Uretim ve Pazarlama Danayai ve Ticaret AS [aka Solectron Turkey]	Turkey

Solectron EMS Canada Inc.	Canada

Solectron Engineering Limited	England

Solectron Europe B.V.	Netherlands

Solectron Europe Holdings LLC	USA; Delaware

Solectron Europe Limited	England

Solectron Federal Systems, Inc.	USA; Delaware

Solectron France Holding SASU	France

Solectron France SAS	France

Solectron Funding Corporation	USA; Delaware

Solectron Global Enclosures (Shanghai) Co., Ltd.	China

Solectron Global Finance Holdings Ltd.	Cayman Islands

Solectron Global Finance Ltd.	Cayman Islands

Solectron Global Holdings II Ltd.	Cayman Islands

Solectron Global Holdings L.P.	Cayman Islands

Solectron Global Services Australia Pty Limited	Australia

Solectron Global Services Canada Inc.	Canada

Solectron Global Services (Hong Kong) Limited	China

Solectron Global Services Mexico S.A. de C.V.	Mexico

Solectron Global Services Singapore Pte Ltd.	Singapore

Solectron GmbH	Germany

Solectron Grundbesitz GmbH	Germany

Solectron Holding Deutschland GmbH	Germany

Solectron Corporation Subsidiaries

Entity	Place of Incorporation
Solecton Holdings, Ltd.	USA; Delaware

Solectron Holdings, S. de R.L. de C.V.	Mexico

Solectron Hungary Electronics Co. Ltd.	Hungary

(Solectron Hungary Electronics Manufacturing Company Limited)

Solectron Industrial, Comercial, Servicos e Exportadora do Brasil Ltda.	Brazil

Solectron International Distribution Canada Limited Partnership	Nova Scotia

Solectron International Distribution, Inc.	USA; California

Solectron International (Netherlands) B.V.	Netherlands

Solectron Ireland	Cayman Islands

Solectron Ireland Holdings	Cayman Islands

Solectron Israel Company Ltd.	Israel

Solectron K.K.	Japan

Solectron Malaysia Sdn. Bhd.	Malaysia

Solectron Manufactura de Mexico, S. de R.L. de C.V.	Mexico

Solectron Mauritius Holdings Limited	Mauritius

Solectron Mauritius Limited	Mauritius

Solectron Mexico Holdings II LLC	USA; Delaware

Solectron Mexico Holdings LLC	USA; Delaware

Solectron Netherlands B.V.	Netherlands

Solectron Network Systems Limited	England

Solectron Philippines Inc.	Philippines

Solectron Puerto Rico Limited	Cayman Islands

Solectron Quartz Limited	England

Solectron Romania S.R.L.	Romania

Solectron Scotland Limited	Scotland

Solectron Services Singapore Pte. Ltd.	Singapore

Solectron Servicios Chihuahua, S.A. de C.V.	Mexico

Solectron Corporation Subsidiaries

Entity	Place of Incorporation
Solectron Servicios, S.A. de C.V.	Mexico

Solectron Servicos e Manufatura do Brasil Ltda.	Brazil

Solectron (Shanghai) Co., Ltd	China

Solectron (Shanghai) Electronic Equipment Repair Services Co., Ltd.	China

Solectron (Shanghai) Technology Co., Ltd.	China

Solectron (Shenzhen) Technology, Co., Ltd.	China

Solectron Singapore Holdings Pte. Ltd.	Singapore

Solectron (Suzhou) Technology Co., Ltd.	China

Solectron Sweden AB	Sweden

Solectron Sweden Holding AB	Sweden

Solectron Technology Sdn. Bhd.	Malaysia

Solectron Technology Singapore Pte Ltd	Singapore

Solectron Telecommunications Pty Limited	Australia

Solectron Texas, Inc.	USA; Delaware

Solectron Texas, L.P.	USA; Delaware

Solectron UK Limited	England

Solectron USA, Inc.	USA; Delaware

Solectron-Wong’s (Huizhou) Industries Co., Ltd.	China

Tomillo Ltd.	Hungary